UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  November 12, 2009

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

(a)                                  First Regional Bancorp issued a press release on November 23, 2009 announcing an adjustment to its previously reported financial results for the quarter and nine months ended September 30, 2009.  The adjustment results from an increase in the company’s allowance for loan losses from the figure previously announced in the company’s press release of November 12, 2009 (which was filed as Exhibit 99 to the company’s 8-K filed November 18, 2009).  The press release also announces that First Regional expects to recover, during the fourth quarter of 2009, approximately $13.6 million of taxes paid in prior years due to the recent enactment of House Bill 3548, which includes an extension of the tax net operating loss (NOL) carryback period from two to five years.  The company’s press release is furnished as Exhibit 99 and is hereby incorporated by reference in its entirety.

Item 4.02 (a)                          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Following the findings of a recent regulatory examination of the Company’s First Regional Bank subsidiary, the Audit Committee of the Board of Directors of the Registrant determined on November 12, 2009 that the Company’s condensed consolidated financial statements as of and for the three and six months ended June 30, 2009 should no longer be relied upon, and also determined to amend the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (as originally filed on August 14, 2009, the “Original Filing”) to restate such condensed consolidated financial statements.  By restating its financial statements, the Company will ensure consistency between the amended Form 10-Q and First Regional Bank’s June 30, 2009 quarterly Call Report, which was re-filed to reflect the examination findings.  As a result, the second-quarter net loss, as restated, increased to $110.8 million, or $9.36 per share.  For the first six months of 2009, the Company’s net loss, as restated, increased to $114.0 million, or $9.63 per diluted share, versus a net loss of $13.8 million, equal to $1.17 per diluted share, for the same period in 2008.

The allowance for loan losses and provision for credit losses were increased from amounts previously reported to reflect an adjustment to the qualitative reserve factors that the Registrant’s wholly owned subsidiary, First Regional Bank (the “Bank”), utilized in calculating its allowance for loan losses as of June 30, 2009.  The increases in the qualitative reserve factors reflected second quarter trends in delinquent, classified and non-performing loans in the Bank’s loan portfolio, which were raised as part of the Bank’s recent regulatory examination by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions.  The joint examination commenced on July 13, 2009 and concluded on September 24, 2009 using a June 30, 2009 control date.  This regulatory examination was on-going at the time the Original Filing was filed with the SEC and these issues were raised after the Original Filing was filed with the SEC.  The restatement also will reflect certain loan grading changes that occurred as a result of the recent regulatory examination.  As a result of these findings, the Registrant concluded that the allowance for loan losses as of June 30, 2009 should be increased by $69.9 million to reflect these matters, an additional $50.6 million in loan charge-offs, $1.3 million in interest reversal on impaired loans, $1.2 million in losses on foreclosed properties that were deemed to have existed as of June 30, 2009 and a $20.7 million cost of establishing a valuation allowance for deferred tax assets.

First Regional also reassessed the effectiveness of the disclosure controls and procedures and of the design and operations of its internal controls over financial reporting.  Based on that evaluation and due to the restatement of the unaudited consolidated financial statements as of and for the three and six months ended June 30, 2009, First Regional concluded that its internal controls over financial reporting were not effective as of June 30, 2009.  First Regional’s conclusion was primarily related to its review and reassessment of management’s policies and procedures for the monitoring and timely evaluation of and revision to management’s approach for assessing credit risk inherent in the loan portfolio to reflect changes in the economic environment.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99                                    Press Release of First Regional Bancorp, dated November 23, 2009, announcing an adjustment to its previously reported financial results for the quarter and nine months ended September 30, 2009, and also announcing a tax recovery expected to be realized during the fourth quarter of 2009.

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Statements made herein are made as of the date hereof only.  The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 23, 2009

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary

Exhibit Index

99            Press Release of First Regional Bancorp, dated November 23, 2009, announcing an adjustment to its previously reported financial results for the quarter and nine months ended September 30, 2009, and also announcing a tax recovery expected to be realized during the fourth quarter of 2009.